Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Emerging Markets Horizon Corp. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2022 as filed with the Securities and Exchange Commission (the “Report”), I, Christopher Edwards, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: November 14, 2022

/s/ Christopher Edwards
Christopher Edwards
Interim Chief Financial Officer (Principal Financial and Accounting Officer)